Exhibit 99.2

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed consolidated financial statements present Staffing 360 Solutions, Inc. and Subsidiaries (“the “Company” or the “Purchaser”) and Headway Workforce Solutions, Inc. (“Headway”) as follows: (i) unaudited pro forma condensed consolidated statements of operations for the year ended January 1, 2022 for Staffing 360 Solutions, Inc. and September 30, 2021 for Headway (ii) unaudited pro forma condensed consolidated statements of operations for the three (3) months ended April 2, 2022 for Staffing Solutions and the three (3) months ended December 31, 2021 Headway and (iii) unaudited pro forma condensed consolidated balance sheet as of January 1, 2022 for Staffing 360 Solutions, Inc. and September 30, 2021 for Headway. The unaudited pro forma condensed consolidated statements of operations are presented as if the acquisition had occurred on January 3, 2021. The unaudited pro forma condensed consolidated balance sheet gives effect to the transaction as if it occurred on April 2, 2022. The pro forma condensed consolidated financial statements have been prepared as if the Company had similar year ends as Headway. The Company has determined adjustments, if any, to the pro forma unaudited condensed consolidated financial statements to a period within 93 days of each other, are not material.

The unaudited pro forma condensed consolidated financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of Staffing 360 Solutions, Inc. and Headway included in this Form 8-K.

We anticipate that the acquisition will provide the Company the ability to integrate the business of Headway into the Company’s existing staffing business within the expected timeframe which would enable the Company to operate more effectively and efficiently and to create synergy hence lower costs of operations. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of increased revenues due to synergies or cost savings on operating expenses and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

●	changes in the trading price for Staffing 360 Solutions, Inc.’s common stock;
●	net cash used or generated in Headway’s operations between the signing of the Stock Purchase Agreement and completion of the acquisition;
●	other changes in Headway’s net assets that occur prior to the completion of the acquisition, which could cause material changes in the information presented below;
●	changes in the financial results of the combined company; and
●	changes in the estimated fair value of the acquired intangible assets

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed consolidated financial statements should be read together with:

●	the accompanying notes to unaudited pro forma consolidated financial information;
●	the audited financial statements of Headway for the years ended September 30, 2021 and September 30, 2020 and the notes relating thereto;
●	the unaudited consolidated financial statements of Staffing 360 Solutions, Inc. as of April 2, 2022 and the notes relating thereto;
●	the audited consolidated financial statements of Staffing 360 Solutions, Inc. for the year ended January 1, 2022 and the notes relating thereto;
●	the unaudited financial statements of Headway for the quarter ended December 31, 2021 and the notes relating thereto;

The aggregate consideration paid by the Company to the Seller for the capital stock of Headway was $14,014 (the “Purchase Price”), which was paid as follows at closing:

Acquisition of Headway:
Cash		$14

Contingent payment		5,000

Series H Preferred Stock		9,000
Total Consideration		14,014

Acquired Assets ($13,753 less $1,196 for reduction due to software deemed obsolete):	12,557

Acquired Liabilities:	12,194

Net assets acquired ($1,559 net assets less $1,196 for reduction due to software deemed obsolete):		363
Excess of purchase price over net assets acquired		$13,651

Breakdown of Total:
Intangible assets		$6,825
Goodwill		6,826
TOTAL		$13,651

Unaudited Pro Forma Combined Balance Sheets

	Staffing 360 Solutions, Inc.	Headway Workforce Solutions, Inc.	Transaction Adjustments
	April 2, 2022	December 31, 2021	(See notes)		Total
ASSETS
Current Assets:
Cash	$1,355	$1,192	(174	)(1)	$2,373
Cash equivalents	-	961	-		961
Accounts receivable, net	24,243	6,492	-		30,735
Prepaid expenses and other current assets	1,502	691	-		2,193
Total Current Assets	27,100	9,336	(174)		36,262

Property and equipment, net	823	1,347	(1,196	)(1)	974
Goodwill	23,480	-	6,826	(1)	30,306
Intangible assets, net	12,902	-	6,654	(1) (4)	19,556
Other assets	3,208	3,070	-		6,278
ROU leases - non current	5,237	-	1,399	(3)	6,636
Total Assets	$72,750	$13,753	$13,509		$100,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	16,509	6,668	290	(2)(5)	23,467
Accounts payable, related party	125	-	-		125
Current portion of debt	9,321	-	4,840	(1)	14,161
Current portion of PPP loans	-	1,289	-		1,289
Accounts receivable financing	13,159	3,232	-		16,391
Leases - current liabilities	879	-	172	(3)	1,051
Other current liabilities	6,556	822	(172	)(3)	7,206
Total Current Liabilities	46,549	12,011	5,130		63,690

Long Term Debt	123	-	9,000	(1)	9,123
Leases – non-current	4,454	-	1,399	(3)	5,853
Other long-term liabilities	781	183	-		964
Total Liabilities	51,907	12,194	15,529		79,6301

Preferred stock	-	6,725	(6,725	)(1)	-
Common stock	1	-	-		1
Additional Paid In Capital	107,225	7,859	(7,859	)(1)	107,225
Accumulated Other Comprehensive Loss	(38)	-	-		(38)
(Accumulated Deficit) Retained Earnings	(86,345)	(13,025)	12,564	(1) (2) (4)(5)	(86,806)
Total Stockholders’ (Deficit) Equity	20,843	1,559	(2,020)		20,382
Total Liabilities and Stockholders’ Equity	$72,750	$13,753	$13,509		$100,012

Adjustments to the Unaudited Pro Forma Combined Balance Sheets as of April 2, 2022 and December 31, 2021

1.	Reflects the preliminary purchase price allocation of the acquisition. Included in the calculation are the cash paid to the sellers, the contingent consideration less payment to sellers’ representative, the issuance of the Series H preferred shares, the estimated fair value of the goodwill and intangibles purchased, the write-off of the obsolete software and the elimination of Headways stockholders equity. This is preliminary and subject to change.

2.	Reflects the transactional fees for legal and consulting services.

3.	Reflects the lease accounting and adoption of ASC 842.

4.	Reflects the anticipated amortization expense of the estimated fair value of the intangible assets acquired in the Headway acquisition. This is based on the preliminary purchase price allocation, is not final, and subject to change.

5.	Reflects income tax provision and related payable.

Unaudited Pro Forma Consolidated Statements of Operations for the fiscal years ended January 1, 2022 and September 30, 2021

	Staffing 360 Solutions, Inc.	Headway Workforce Solutions, Inc.	Transaction Adjustments
	January 1, 2022	September 30, 2021	(See notes)		Total
Revenue	$197,770	$83,422	$-		$281,192

Cost of Revenue, excluding depreciation and amortization stated below	163,903	73,837	-		237,740

Gross Profit	33,867	9,585	-		43,452

Operating Expenses:
Selling, general and administrative expenses	35,305	11,307	449	(1)	47,061
Impairment of goodwill	3,104	-	-		3,104
Depreciation and amortization	2,758	242	683	(2)	3,683
Total Operating Expenses	41,167	11,549	1,132		53,848

Loss from Operations	(7,300)	(1,964)	(1,132)		(10,396)

Other Income (Expenses):
Interest expense	(3,856)	(501)	-		(4,357)
Amortization of debt discount and deferred financing costs	(359)	-	-		(359)
Remeasurement loss on intercompany note	(260)	-	-		(260)
Other income / (loss)	(33)	10,346	-		10,313
PPP forgiveness gain	19,609	-	-		19,609
Total Other Income, net	15,101	9,845	-		24,946

Income (Loss) Before Benefit (Provision) for Income Tax	7,801	7,881	(1,132)		14,550

Benefit (Provision) for income taxes	357	-	(19	)(3)	338
Net Income (Loss) from Continued Operations	8,158	7,881	(1,151)		14,888

Net Income from Discontinued Operations	-	2,819	-		2,819

Net Income (Loss)	8,158	10,700	(1,151)		17,707

Dividends - Series E Preferred Stock - related party	319	-	-		319
Dividends - Series E-1 Preferred Stock - related party	192	-	-		192
Dividends - Series G Preferred Stock - related party	166	-	-		166
Dividends - Series G-1 Preferred Stock - related party	118	-	-		118
Deemed Dividend	1,798	-	-		1,798
Earnings allocated to participating securities	2,395	-	-		2,395
Earnings (Loss) per Share attributable to Common Stockholders – Basic	$3,170	$10,700	$(1,151)		$12,719

Net Income Attributable to Common Stockholders - Basic	$3.30	$-	$-		$13.36

Weighted Average Shares Outstanding – Basic	952,207	-	-		952,207

Earnings allocated to participating securities – Diluted	$3,965	$10,700	$(1,151)		$12,719

Earnings per Share Attributed to Common Stockholders – Diluted	$3.70	$-	$-		$11.97

Weighted Average Shares Outstanding – Diluted	1,062,541	-	-		1,062,541

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the fiscal years ended January 1, 2022 and September 30, 2021

1.	Reflects the transactional fees for legal and consulting services.

2.	Reflects the anticipated amortization expense of the estimated fair value of the intangible assets acquired in the Headway acquisition. This is based on the preliminary purchase price allocation, is not final, and subject to change.

3.	Reflects income tax provision and related payable.

Unaudited Pro Forma Consolidated Statements of Operations for the quarters ended April 2, 2022 and December 31, 2021

	Staffing 360 Solutions, Inc.	Headway Workforce Solutions, Inc.	Transaction Adjustments
	April 2, 2022	December 31, 2021	(See notes)		Total
Revenue	$49,893	$24,846	$-		$74,739

Cost of Revenue, excluding depreciation and amortization stated below	41,380	22,091	-		63,471

Gross Profit	8,513	2,755	-		11,268

Operating Expenses:
Selling, general and administrative expenses	8,909	2,438	271	(1)	11,618
Depreciation and amortization	655	81	171	(2)	907
Total Operating Expenses	9,564	2,519	442		12,525

(Loss) Income from Operations	(1,051)	236	(442)		(1,257)

Other Income / (Expenses):
Interest expense	(766)	(124)	-		(890)
Remeasurement loss on intercompany note	(443)	-	-		(443)
Other income / (loss)	(58)	1	-		(57)
Total Other Expenses, net	(1,267)	(123)	-		(1,390)

(Loss) Income before Provision for Income Tax	(2,318)	113	(442)		(2,647)
			-
Provision for income taxes	(6)	-	(19	)(3)	(25)
Net (Loss) Income	(2,324)	113	(461)		(2,672)

Net (Loss) Income	(2,324)	113	(461)		(2,672)

Net (Loss) Income Attributable to Staffing 360 Solutions, Inc.	(2,324)	113	(461)		(2,672)

(Loss) Earnings Attributable to Common Stockholders - Basic	$(2,324)	$113	$(461)		$(2,672)

Loss per Share Attributable to Common Stockholders - Basic	$(1.33)	$-	$-		$(1.52)

Weighted Average Shares Outstanding - Basic	1,752,949	-	-		1,752,949

Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of April 2, 2022 and December 31, 2021

1.	Reflects the transactional fees for legal services.

2.	Reflects the anticipated amortization expense of the estimated fair value of the intangible assets acquired in the Headway acquisition. This is based on the preliminary purchase price allocation, is not final, and subject to change.

3.	Reflects income tax provision and related payable.